CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
             AS ADOPTED PURSUANT TO SECTION 906
              OF THE SARBANES-OXLEY ACT OF 2002


     Each of the undersigned, Martin A. White, the Chairman of the Board, President and Chief Executive Officer, and
Warren L. Robinson, the Executive Vice President and Chief
Financial Officer of MDU Resources Group, Inc. (the
"Company"), DOES HEREBY CERTIFY that:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities
Exchange Act of 1934; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 23rd day of February, 2005.


                              /s/ Martin A. White
                              Martin A. White
                              Chairman of the Board, President
                              and Chief Executive Officer



                              /s/ Warren L. Robinson
                              Warren L. Robinson
                              Executive Vice President
                              Chief Financial Officer



A signed original of this written statement required by
Section 906 has been provided to MDU Resources Group, Inc.
and will be retained by MDU Resources Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.